EXHIBIT 21

HCC INSURANCE HOLDINGS, INC.

SUBSIDIARIES

	Name	State or Country Incorporated

1	American Contractors Indemnity Company	California
2	Avemco Corporation	Delaware
3	Avemco Insurance Agency, Inc.	Maryland
4	Avemco Insurance Company	Maryland
5	Centris Group, Inc., The	Delaware
6	cineFinance Insurance Services, LLC	California
7	CW Midwest, Inc. (d/b/a Cox Insurance Group)	Indiana
8	Dickson Manchester & Company Limited	United Kingdom
9	G.B. Kenrick & Associates, Inc.	Michigan
10	HCC Acquisition Sub, Inc.	New York
11	HCC Administrators, Inc.	Illinois
12	HCC Aviation Insurance Group, Inc.	Texas
13	HCC Benefits Corporation	Delaware
14	HCC Claims Services Ltd.	United Kingdom
15	HCC Credit Group, Inc.	New York
16	HCC Diversificacion Y Soluciones, S.L.	Spain
17	HCC Diversified Financial Products Limited	United Kingdom
18	HCC Employee Benefits, Inc.	Delaware
19	HCC Employer Services, Inc.	Alabama
20	HCC Employer Services, Inc.	Illinois
21	HCC Global Financial Products Ltd.	United Kingdom
22	HCC Global Financial Products of Texas, LLC	Texas
23	HCC Global Financial Products, LLC	Delaware
24	HCC Global Financial Products, SL	Spain
25	HCC Indemnity Guaranty Agency, Inc.	New York
26	HCC Insurance Holdings (International) Limited	United Kingdom
27	HCC Insurance Services Ltd.	United Kingdom
28	HCC Intermediate Holdings, Inc.	Delaware
29	HCC International Insurance Company PLC	United Kingdom
30	HCC Life Insurance Company	Indiana
31	HCC Medical Insurance Services, LLC	Wisconsin
32	HCC Marine 1, Ltd.	Louisiana
33	HCC Marine 2, Ltd.	Louisiana
34	HCC Marine Claims, LLC	Louisiana
35	HCC Public Risk Claim Service, Inc.	Michigan
36	HCC Re Agency Ltd.	Bermuda
37	HCC Reinsurance Company Limited	Bermuda
38	HCC Risk Management Corporation	Texas
39	HCC Risk Solutions Company	Nevada
40	HCC Service Company, Inc.	Delaware
41	HCC Service Delaware, LLC	Delaware
42	HCC Specialty Holdings (No. 1) Limited	United Kingdom
43	HCC Specialty Insurance Company	Oklahoma
44	HCC Specialty Ltd.	United Kingdom
45	HCC Specialty Underwriters, Inc.	Massachusetts
46	HCC Strategic Investments (UK) Ltd.	United Kingdom

	Name	State or Country Incorporated

47	HCC Strategic Investments, LLC	Delaware
48	HCC Surety Group, Inc.	Delaware
49	HCC Trustees Limited	United Kingdom
50	HCC Underwriters, A Texas Corporation	Texas
51	HCC Underwriting Agency Ltd.	United Kingdom
52	HCCI Credit Services Limited	United Kingdom
53	HCCI Group Limited	United Kingdom
54	HCCL Holdings Limited	United Kingdom
55	Houston Casualty Company	Texas
56	Houston Casualty Company Europe, Seguros y Reaseguros, S.A.	Spain
57	Illium, Inc.	Delaware
58	InsPro Corporation	California
59	LDG Re (London) Ltd.	United Kingdom
60	LDG Re Worldwide Limited	Delaware
61	LDG Re Worldwide Ltd.	United Kingdom
62	LDG Reinsurance Corporation	Massachusetts
63	LifeTrac, Inc.	Delaware
64	MAG Acquisition Sub, Inc.	Delaware
65	Manchester Dickson Holdings Limited	United Kingdom
66	Nameco (No. 808) Ltd.	United Kingdom
67	Novia Holdings, Inc.	Indiana
68	Occidental Services, Inc.	Delaware
69	PEPYS Holdings Limited	United Kingdom
70	Perico Life Insurance Company	Delaware
71	Perico Ltd.	Missouri
72	Professional Indemnity Agency, Inc.	New Jersey
73	Rattner Mackenzie Limited, (RML) (Exempted) Co.	Jordan
74	Specialty Insurance Underwriters, Inc.	Missouri
75	Specialty Reinsurance Intermediaries, Inc.	Massachusetts
76	Surety Associates Holding Co., Inc.	New Mexico
77	TMD PIA, LLC	New York
78	TTR, L.L.C.	New York
79	U. S. Specialty Insurance Company	Texas
80	United States Surety Company	Maryland
81	US Holdings, Inc.	Delaware
82	USBenefits Insurance Services, Inc.	California
83	USSC Holdings, Inc.	Maryland
84	VASA Brougher, Inc.	Indiana
85	VASA North America, Inc.	Indiana
86	Vintage Insurance Programs, LLC	Delaware